EXHIBIT 99.1
Monarch Community Bancorp, Inc. Announces Stock Repurchase Program
COLDWATER, MICHIGAN, October 22, 2007— Monarch Community Bancorp, Inc.,
(Nasdaq Capital Market: MCBF), the holding company for Monarch Community Bank, announced its intention to repurchase up to 253,000 shares of its common stock, or approximately 10% of it outstanding shares, in the open market, in block trades or in privately negotiated transactions. These shares will be purchased from time to time thru December 31, 2008 depending upon market conditions. The repurchase program is effective immediately.
Donald L. Denney, President and Chief Executive Officer of the Company, indicated that the Board of Directors approved the repurchase program in view of the current price level of the Company’s common stock and the Company’s strong capital position. Mr. Denney stated: “We believe that this repurchase program reflects our commitment to enhance shareholder value”.
Contact:
Donald L. Denney, President and CEO
Phone: (517) 278-4567, ext. 278

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